UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2008

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ronald A. Casentini, who had been serving as a member of the Company’s Board of Directors, as Chairman of the Board’s Audit and Finance Committee, and as a member of the Board’s Compensation Committee, resigned from those positions effective July 15, 2008. In order to provide a smooth transition to the new Chairman of the Audit and Finance Committee, Mr. Casentini has graciously agreed to provide us with financial guidance services on a consulting basis during the next year.

On July 18, 2008, to fill the vacancy created by Mr. Casentini’s resignation and in line with the company’s desire to diversify the Board, the Directors elected Laurence V. Goddard as a member of the Board and appointed him as a member of the Board’s Audit and Finance Committee. The Board determined that Mr. Goddard is an “independent director” as that term is defined by applicable listing standards of The Nasdaq Stock Market and rules of the Securities and Exchange Commission. On July 20, 2008, the Board also appointed Mr. Michael Kasper, one of our Directors and a member of our Audit and Finance Committee, as Chairman of that Committee, a position that Mr. Kasper held prior to Mr. Casentini joining the Board.

Mr. Goddard, who is 50 years old, is the President of the Parkland Group, Inc., Cleveland, Ohio, which he founded in 1989 to provide specialized turnaround and business improvement services. Mr. Goddard’s experience includes business performance and profitability improvement, turnarounds, workouts, and management support. Mr. Goddard has extensive experience in manufacturing businesses of all types, as well as distribution, retail, service, and construction businesses. From 1982 to 1990, Mr. Goddard was the President and Chief Executive Officer of WACO International, a national manufacturer and distributor of construction equipment and supplies located in Cleveland, Ohio. At WACO, Mr. Goddard led the acquisition of eight companies which resulted in the growth of revenues from $8 million to over $100 million. Mr. Goddard has also held roles at Price Waterhouse. He is a Canadian Chartered Accountant, a Chartered Business Valuator, and a Certified Turnaround Professional.

As required by the terms of our 2004 Stock Incentive Plan, on July 18, 2008, the Board’s Compensation Committee granted to Mr. Goddard a nonqualified option to purchase 10,000 shares of our common stock at an exercise price of $1.89 per share, which is equal to the closing price of a share of EFOI’s common stock that day on The Nasdaq Stock Market. The option has a term of ten years and vests in twelve equal monthly installments beginning August 18, 2008.

On July 24, 2008, we issued a press release announcing the change in Directors. A copy of the press release is furnished a Exhibit 99.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are provided with this Report.

Exhibit No.	Description

99.1	Press Release dated July 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24 , 2008

ENERGY FOCUS, INC.

By:	/s/ Joseph G. Kaveski
Name:	Joseph G. Kaveski
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 24, 2008.